Acasti Pharma Inc. Centralizes Marketplace for Shares on the Nasdaq with Voluntary Delisting from TSX Venture Exchange

Acasti also confirms no exposure to Silicon Valley Bank (“SVB”) or Silvergate Bank

LAVAL, Québec, March 13, 2023 – Acasti Pharma Inc. (“Acasti” or the “Company”) (NASDAQ: ACST and TSX-V: ACST) a late-stage, specialty pharma company advancing three clinical stage drug candidates addressing rare and orphan diseases, today announced that it has applied and received approval for a voluntary delisting of its common shares from the TSX Venture Exchange (“TSXV”). The delisting from the TSXV will not affect the Company’s listing on the NASDAQ Capital Market (the “NASDAQ”). The common shares will continue to trade on the NASDAQ under the symbol “ACST”.

The Company believes that the trading volume of its shares on the TSXV no longer justifies the expenses and administrative efforts required to maintain a dual listing. The Company also believes that delisting from the TSXV will create a central marketplace for its common shares on the NASDAQ, and ultimately benefit the long-term liquidity and shareholder value of the Company.

It is anticipated that, effective as at the close of trading on March 27, 2023, Acasti’s common shares will no longer be listed and posted for trading on the TSXV.

Following delisting from the TSXV, Acasti’s shareholders can trade their common shares through their brokers on NASDAQ. As most brokers in Canada including many discount and online brokers, have the ability to buy and sell securities listed on NASDAQ, Acasti’s NASDAQ listing will continue to provide shareholders with the same accessibility to trade the Company's common shares. Shareholders holding shares in Canadian brokerage accounts should contact their brokers to confirm how to trade Acasti’s shares on the NASDAQ.

The Company today also confirms that neither Acasti, nor any of its subsidiaries have any exposure to Silicon Valley Bank (“SVB”) or Silvergate Bank. The Company has no deposits with those institutions, and has been financed through equity issuances in the past and not from any form of debt or other interest bearing securities.

About Acasti

Acasti is a late-stage specialty pharma company with drug delivery technologies and drug candidates addressing rare and orphan diseases. Acasti’s novel drug delivery technologies have the potential to improve the performance of currently marketed drugs by achieving faster onset of action, enhanced efficacy, reduced side effects, and more convenient drug delivery—all which could help to increase treatment compliance and improve patient outcomes. Acasti’s three lead clinical assets have each been granted Orphan Drug Designation by the FDA, which provide the assets with seven years of marketing exclusivity post-launch in the United States, and additional intellectual property protection with over 40 granted and pending patents. Acasti’s lead clinical assets target underserved orphan diseases: (i) GTX-104, an intravenous infusion targeting Subarachnoid Hemorrhage (SAH), a rare and life threatening medical emergency in which bleeding occurs over the surface of the brain in the subarachnoid space between the brain and skull; (ii) GTX-102, an oral mucosal spray targeting Ataxia-telangiectasia (A-T), a progressive, neurodegenerative genetic disease that primarily affects children, causing severe disability, and for which no treatment currently exists; and (iii) GTX-101, a topical spray targeting Postherpetic Neuralgia (PHN), a persistent and often debilitating neuropathic pain caused by nerve damage from the varicella zoster virus (shingles), which may persist for months and even years.

For more information, please visit: https://www.acasti.com/en.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking information” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward looking statements”). Such forward looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Acasti to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements containing the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “potential,” “should,” “may,” “will,” “plans,” “continue”, “targeted” or other similar expressions to be uncertain and forward looking. .Forward-looking information contained in this news release include, but are not limited to, statements with respect to the timing of the delisting of the common shares from the TSXV, the Company’s anticipated benefits of delisting from the TSXV, such as improved liquidity for the common shares, the accessibility of and ability of shareholders to trade the Company’s common shares on the NASDAQ, and the anticipated continued listing of the Company’s common shares on the NASDAQ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements in this press release are based upon Acasti’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. All forward-looking statements contained in this press release speak only as of the date on which they were made. Acasti undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable securities laws. Neither NASDAQ, the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Acasti Contact:

Jan D’Alvise
Chief Executive Officer
Tel: 450-686-4555
Email:info@acasti.com
www.acasti.com

Investor Relations:
Robert Blum
Lytham Partners, LLC

602-889-9700
ACST@lythampartners.com